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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.01 Changes in Registrant's Certifying Accountant

On December 18, 2006, PowerCold Corporation (“the Company”) received notification, attached as Exhibit 99.6 from the Securities and Exchange Commission (“SEC”), that Williams & Webster, P.S. Certified Public Accountants (“W&W”), terminated the auditor/client relationship with the Company. The Company contacted W&W to verify this information and received a copy of the letter attached as Exhibit 99.4. As of December 22, 2006, the Company's Board of Directors had not taken action to replace W&W.

During the two fiscal years ended December 31, 2005 and 2004 and as of December 18, 2006, there are disagreements with W&W on matters of accounting principles or practices, financial statement disclosure, and auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused them to make reference in connection with their report to the subject matter of the disagreement. Furthermore, as of March 10, 2006 and July 6, 2006, W&W advised the Company of a reportable event as defined in Item 304(a)(1)(iv)(B) of Regulation S-K which was disclosed in Form 8-Ks filed by the Company on March 14, 2006 and July 11, 2006, respectively.

The report of the independent registered public accounting firm of W&W as of and for the years ended December 31, 2005 and 2004, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles save and except for a “going concern opinion” provided with the overall audit opinion.  W&W notified the Company on July 6, 2006 they were withdrawing their opinion on the financial statements.

Until November 6, 2006 the Company had been in regular and timely communication with W&W concerning the restatement and filing amendments of the financial statements for fiscal years 2004 and 2005.  As the Company progressed in its investigation into the financial information for 2004 and 2005, W&W became less willing to proceed in the audit of the restatements.  The Company’s Chief Executive Officer sent W&W a letter dated October 28, 2006, attached as Exhibit 99.1, demanding W&W proceed with their engagement.  This prompted a reply from W&W on October 31, 2006 and November 2, 2006, attached as Exhibits 99.2 and 99.3.  Then on November 9, 2006, W&W allegedly sent a letter, attached as Exhibit 99.4 resigning the engagement through first class U.S. mail only, without also transmitting it via email, a deviation from past practice to the Company, which letter was never received by PowerCold.  The alleged resignation letter was sent to an address other than the Corporate Headquarters and also different than previous correspondence.

The Company’s new Chief Financial Officer has initially determined W&W lacked independence for reasons other than those stated in W&W’s letters. During 2004 and 2005 W&W assisted in the compilation of the Company’s financial statements and in some cases overrode the Company’s accounting policies and reporting of certain items.  The Company would prepare the financial statements and send to W&W for review.  W&W would make changes to the financials without consulting with the Company or with the Company’s review and insist the documents be filed as altered by W&W.  Often the Company would not receive adjusting entries until time for the next review.

A copy of the foregoing disclosures was provided to W&W prior to the date of the filing of this report. However, W&W has not furnished the Company with a copy of its letter addressed to the SEC stating whether or not it agrees with the statements above. The Company will file the letter upon the receipt from W&W.

A letter provided by W&W to the SEC is filed as Exhibit 99.5 to this Form 8-K.

The Company has not yet engaged the services of an independent registered accountant for purposes of audit opinion that might be rendered on the Company's financial statements nor has a firm been engaged to provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit #	Description
99.1	Company letter to W&W on October 28, 2006
99.2	W&W letter to Company on October 31, 2006
99.3	W&W letter to Company on November 2, 2006
99.4	W&W letter to Company on November 9, 2006
99.5	W&W letter to SEC on November 10, 2006
99.6	SEC letter to Company dated December 7, 2006 received December 18, 2006

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Randy Rutledge

___________________________

Randy Rutledge

Chief Financial Officer

Date:  December 22, 2006

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